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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Altria Group, Inc. on Form S-14 (File No. 2-96149) and in Altria Group, Inc.'s Registration Statements on Form S-3 (File No. 333-35143) and Form S-8 (File Nos. 333-28631, 333-20747, 333-16127, 33-1479, 33-10218, 33-13210, 33-14561, 33-1480, 33-17870, 33-38781, 33-39162, 33-37115, 33-40110, 33-48781, 33-59109, 333-43478, 333-43484 and 333-71268), of our report dated January 26, 2004 relating to the consolidated financial statements of Altria Group, Inc., which appears in this Current Report on Form 8-K dated January 28, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York January 28, 2004

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  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS